Exhibit 99.1

hhgregg Inc. Announces Pricing of Common Stock Offering

INDIANAPOLIS, Jul 20, 2009 (BUSINESS WIRE)—hhgregg, Inc. (“hhgregg”) today announced the pricing of an underwritten public offering of 3,500,000 shares of its common stock, at a price of $16.50 per share. The underwriters have a 30-day option to purchase up to an additional 525,000 shares at the offering price less the underwriting discount, to cover over-allotments, if any. hhgregg expects to receive net proceeds of approximately $53.5 million from the offering (excluding any exercise of the over-allotment option), after deducting underwriting discounts and commission and estimated expenses payable by hhgregg. hhgregg intends to use the net proceeds from the public offering for general corporate purposes, including working capital and capital expenditures related to store growth and new store pre-opening.

Credit Suisse Securities (USA) LLC and Barclays Capital Inc. are the Joint Bookrunning Managers for the offering. The common stock is being issued under a $200 million shelf registration statement declared effective by the Securities and Exchange Commission on July 14, 2009.

About hhgregg

hhgregg is a specialty retailer of consumer electronics, home appliances, and related products and services operating under the names hhgregg(TM). hhgregg currently operates 113 stores in Alabama, Florida, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of hhgregg are forward-looking statements. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the effect of general and regional economic and employment conditions on hhgregg’s net sales; competition in existing, adjacent and new metropolitan markets; changes in consumer preferences and demand for the hhgregg’s products; its ability to effectively manage and monitor its operations, costs and service quality; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the hhgregg’s key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to achieve its accelerated growth strategy and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the hhgregg’s central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations, and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in hhgregg’s preliminary prospectus supplement filed with the Securities and Exchange Commission on July 16, 2009. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the time of this news release. Actual results may differ materially from anticipated results described in these forward looking statements. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

SOURCE: hhgregg, Inc.

hhgregg, Inc.

Andy Giesler, Director of Finance, 317-848-8710

investorrelations@hhgregg.com